UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2017

BIOMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-8765	95-2645573
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17571 Von Karman Ave. Irvine, California	92614
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (949) 645-2111

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01    Entry into a Material Definitive Agreement

At Market Issuance Sales Agreement

On December 1, 2017, Biomerica, Inc. (the “Company”) entered into an At Market Issuance Sales Agreement (the “At Market Issuance Sales Agreement”) with B. Riley FBR, Inc.(the “Agent”), pursuant to which the Company may offer and sell from time to time up to an aggregate of $7,000,000 of shares of the Company’s common stock, par value $0.08 per share (the “Placement Shares”), through the Agent.

The Placement Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Registration Statement on Form S-3 (File No. 333-219130) (the “Registration Statement”), which was originally filed with the Securities and Exchange Commission (“SEC”) on June 30, 2017 and declared effective by the SEC on July 20, 2017, the base prospectus contained within the Registration Statement, and a prospectus supplement that was filed with the SEC on December 1, 2017.

Sales of the Placement Shares, if any, pursuant to the At Market Issuance Sales Agreement, may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act. The Agent will act as sales agent and will use commercially reasonable efforts to sell on the Company’s behalf all of the Placement Shares requested to be sold by the Company, consistent with its normal trading and sales practices, on mutually agreed terms between the Agent and the Company.

The Company has no obligation to sell any of the Placement Shares under the At Market Issuance Sales Agreement, and may at any time suspend offers under the At Market Issuance Sales Agreement or terminate the At Market Issuance Sales Agreement. The Company intends to use the net proceeds from this offering for general corporate purposes, including, without limitation, sales and marketing activities, clinical studies and product development, making acquisitions of assets, businesses, companies or securities, capital expenditures, and for working capital needs.

The At Market Issuance Sales Agreement contains customary representations, warranties and agreements by the Company, as well as indemnification obligations of the Company for certain liabilities under the Securities Act.

Under the terms of the At Market Issuance Sales Agreement, the Company will pay the Agent a commission equal to 3.0% of the gross proceeds from each sale of Placement Shares sold through it under the At Market Issuance Sales Agreement. In addition, the Company has agreed to pay certain expenses incurred by the Agent in connection with the offering.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The description of the material terms of the At Market Issuance Sales Agreement is not intended to be complete and is qualified in its entirety by reference to the At Market Issuance Sales Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Stradling Yocca Carlson & Rauth, P.C., counsel to the Company, has issued an opinion to the Company, dated December 1, 2017, regarding the validity of the Placement Shares. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01   Financial Statements and Exhibits

(d)   Exhibits.

Number	Description

1.1	At Market Issuance Sales Agreement, dated December 1, 2017, between Biomerica, Inc. and B. Riley FBR, Inc.
5.1	Opinion of Stradling Yocca Carlson & Rauth, P.C.
23.1	Consent of Stradling Yocca Carlson & Rauth, P.C. (included in Exhibit 5.1 above).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMERICA, INC.

Date: December 1, 2017	By:	/s/ Zackary S. Irani
Zackary S. Irani Chief Executive Officer

EXHIBIT INDEX

Number	Description

1.1	At Market Issuance Sales Agreement, dated December 1, 2017, between Biomerica, Inc. and B. Riley FBR, Inc.
5.1	Opinion of Stradling Yocca Carlson & Rauth, P.C.
23.1	Consent of Stradling Yocca Carlson & Rauth, P.C. (included in Exhibit 5.1 above).

4